UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2023

WRAP TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	000-55838	98-0551945
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1817 W 4th Street, Tempe, Arizona 85281
(Address of principal executive offices)

(800) 583-2652
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	WRAP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

On December 26, 2023, the Board of Directors (the “Board”) of Wrap Technologies, Inc. (the “Company”) appointed Jared Novick (40) to the position of Chief Operating Officer, effective immediately.

From June 2023 until December 2023, Mr. Novick served as Chief Operating Officer and Senior Vice President of Strategy and Special Projects at Sidus Space, Inc (NASDAQ:SIDU), where he oversaw diverse areas such as manufacturing, sales, product development, supply chain management, marketing, and human resources. Since 2018 he has also served on the Board of Advisors at BlueVoyant, where he also served as Head of Strategy from 2017 until 2018. Before his tenure in public companies, Mr. Novick experienced success with two early-stage technology ventures, each culminating in notable exits. He co-founded and served as CEO of BitVoyant, a cybersecurity threat monitoring product and service provider for commercial enterprises, later acquired by cybersecurity unicorn ($1B+) BlueVoyant. Additionally, he founded and led CurvedSkies, serving as CEO of a professional services firm catering to classified U.S. Federal Government customers in the aerospace and defense sectors. This enterprise was acquired by SRI, and its assets are now part of Kratos Defense (NASDAQ:KTOS). Mr. Novick's professional journey includes significant roles as a U.S. Intelligence Community Civil Servant and a contractor for Special Projects to the Office of the Secretary of Defense. He collaborated extensively with the U.S. Intelligence Community, the Department of Defense, and international partners to then deploy and operationally support critical National Security challenges across South America, Central-Asia and Africa. In the early stages of his career, Mr. Novick trained as a NASA Aircrew Member, operating High-Altitude Technologies above 60,000 feet and necessitating NASA pressure suit operations. He has logged over 2,000 hours of flight time in various fixed-wing aircraft. During Operation Enduring Freedom, he accumulated over 400 combat flight hours while supporting special military units of the Special Operations community. Presently, Mr. Novick actively contributes to board activities, including a gubernatorial appointment by Florida Governor Ron DeSantis to the Department of Business & Professional Regulation. Mr. Novick holds a Bachelor of Arts in Physics from the University of Florida in Gainesville, FL.

There is no family relationship between Mr. Novick and any director or executive officer of the Company. There are no transactions between Mr. Novick and the Company that would be required to be reported under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

Employment Agreement

In connection with Mr. Novick’s appointment, on December 26, 2023 (the “Effective Date”), the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Novick setting forth the terms and conditions of Mr. Novick’s employment as the Company’s Chief Operating Officer. Pursuant to the Employment Agreement, Mr. Novick will serve as the Chief Operating Officer of the Company for a two-year initial term commencing on the Effective Date, which term automatically renews each year for successive one-year terms, unless earlier terminated by either party in accordance with the terms of the Employment Agreement.

The Employment Agreement provides that Mr. Novick will be entitled to receive an annual base salary of two hundred thousand dollars ($200,000) (“Base Salary”), payable in equal installments pursuant to the Company’s customary payroll practices. Mr. Novick is entitled to a one-time sign-on bonus of $75,000, payable in two equal installments as follows, subject to Mr. Novick’s continued service on such dates: (i) 50% on the first payroll date following the Effective Date, and (ii) 50% on the first payroll date following the six-month anniversary of the Effective Date. Mr. Novick is also eligible to receive for each fiscal year during the term of his employment, an annual discretionary bonus, with the actual amount determined by the Board in its sole discretion (“Annual Bonus”), payable prior to March 15 of the fiscal year following the fiscal year to which the bonus relates. The Employment Agreement also entitles Mr. Novick to receive customary benefits and reimbursement for reasonable out-of-pocket business expenses.

In connection with Mr. Novick’s appointment, the Company granted Mr. Novick 250,000 stock options to purchase shares of the Company’s common stock, pursuant to a non-statutory stock option agreement under the Company’s 2017 Equity Compensation Plan, which options shall vest in three equal installments at the end of each fiscal year beginning on December 31, 2024 and ending on December 31, 2026.

The Company may terminate Mr. Novick’s employment due to death or disability, for cause (as defined in the Employment Agreement) at any time, and without cause at any time upon written notice. Mr. Novick may terminate his employment without good reason (as defined in the Employment Agreement) at any time upon thirty days’ written notice or with good reason, which requires delivery of a written notice to the Board of the existence of condition(s) giving rise to the good reason within forty-five days after the initial occurrence of such condition(s), and failure of the Company to cure such condition(s) within thirty days following the Board’s receipt of such notice.

If Mr. Novick’s employment is terminated by either the Company or Mr. Novick for any reason, Mr. Novick shall receive any earned but unpaid Base Salary and expenses required to be reimbursed pursuant to the Employment Agreement and any employee benefits Mr. Novick is entitled to under the Company’s employee benefit plans or programs in which Mr. Novick participates. In addition, if Mr. Novick’s employment is terminated by the Company without cause (as defined in the Employment Agreement) or upon non-renewal or by Mr. Novick for good reason (as defined in the Employment Agreement), then, subject to compliance with the restrictive covenants set forth in the Employment Agreement and the execution of a release of claims in favor of the Company, the Company will pay the following severance payments and benefits: (i) an amount equal to twelve months’ Base Salary, payable in equal monthly installments over a twelve-month severance period; (ii) an amount equal to any earned, but unpaid, Annual Bonus for services rendered during the year preceding the date of termination; and (iii) an amount intended to assist Mr. Novick with his post-termination health coverage, provided however, he is under no obligation to use such amounts to pay for continuation of coverage under the Company’s group health plan pursuant to COBRA.

The Employment Agreement also contains customary provisions relating to, among other things, confidentiality, non-competition, non-solicitation, non-disparagement, and assignment of inventions requirements.

The description of the Employment Agreement contained in this Item 5.02 is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, by and between the Company and Jared Novick, effective as of December 26, 2023.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRAP TECHNOLOGIES, INC.

Date: December 29, 2023	By:	/s/ Scot Cohen
Scot Cohen
Executive Chairman